Exhibit 99.7

STEREOTAXIS, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of transferable warrants (the “Warrants”) to purchase shares of common stock (“Common Stock”) of Stereotaxis, Inc. (“Stereotaxis”) pursuant to the warrants offering described and provided for in the Stereotaxis prospectus supplement dated September 4, 2015 (the “Prospectus”), hereby certifies to Stereotaxis and Broadridge Corporate Issuer Solutions, Inc., as warrants agent for the warrants offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Warrants specified below pursuant to the Warrants (as defined in the Prospectus) on behalf of the beneficial owners of the Warrants; (2) the undersigned has exercised, on behalf of the beneficial owners (which may include the undersigned), the number of Warrants pursuant to the Warrants (as defined in the Prospectus) on behalf of beneficial owners of the Warrants who have subscribed for the purchase of additional shares of common stock pursuant to the over-subscription privilege (without identifying any such beneficial owner), and (3) with respect to the exercise of the over-subscription privilege described in (2) above, each such beneficial owner’s Warrant has been exercise in full:

	Number of Shares of Common Stock Owned on the Record Date	Number of Shares Subscribed for Pursuant to Warrants	Number of Shares Subscribed for Pursuant to Over-Subscription Privilege

1.

2.

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9.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

[NAME OF NOMINEE]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)